UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 6, 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 6, 2011, the Board of Directors appointed David Marcheschi to serve as a member of the Board of Directors of Bazi International, Inc. (the "Company"), to serve until the next annual meeting of shareholders of the Company, or until his successor is elected. Mr. Marcheschi, 45, is currently the Chief Executive Officer of Beverages Direct, an online retailer that specializes in unique and hard to find beverages around the U.S. Mr. Marcheschi founded Beverages Direct in September 1998. Prior to founding Beverages Direct, he was the founder of Johnny Beverages, which created, developed and brought to market Water Joe, the world's first caffeinated water. Working with over 250 beverage distributors nationwide, and with distribution throughout Europe, Water Joe was featured in the NY Times, Newsweek, Time, CNBC, ABC News and MTV, and in 2000 was named one of Beverage World's 100 Most Notable Beverages in the 20th Century. Mr. Marcheschi is a graduate of Arizona State University, with a B.S. in real estate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   October 13, 2011
By:	/s/ Debbie Wildrick

Name: Debbie Wildrick
Title: Chief Executive Officer